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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement ("Agreement") is executed and delivered in connection with that certain Agreement and Plan of Reorganization dated as of December 23, 2004 (the "Reorganization Agreement") between Gartmore Mutual Funds, an Ohio business trust ("Assignor") and Gartmore Mutual Funds, a Delaware statutory trust ("Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

                                   WITNESSETH

         WHEREAS, the Reorganization Agreement provides that Assignor, on behalf of itself and its 50 separately designated series as listed on Exhibit A thereto, will convey, transfer and deliver to Assignee all of Assignor's then-existing assets; and

         WHEREAS, the assets of Assignor include, without limitation, the contracts listed on Exhibit A attached hereto (collectively, the "Contracts"); and

         WHEREAS, this Agreement is entered into in connection with the Reorganization Agreement to evidence the assignment of the Contracts from Assignor to Assignee.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, and subject to the terms and conditions of the Reorganization Agreement, Assignee and Assignor hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby sells, grants, transfers, sets over, conveys, assigns and delivers to Assignee, its successors and assigns, all of its title, rights, interests, benefits and privileges in and to the Contracts.

         2. ASSUMPTION. Assignee hereby undertakes, assumes and agrees to perform, pay and discharge when due all of the obligations under the Contracts.

         3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws or principles.

         4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original hereof and all of which, when taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, Assignee and Assignor have each caused this
Agreement to be duly executed in its corporate name by a duly authorized representative as of the 28th day of February, 2005.

                                        GARTMORE MUTUAL FUNDS,
                                        an Ohio business trust


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:


                                        GARTMORE MUTUAL FUNDS,
                                        a Delaware statutory trust


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

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                                    EXHIBIT A

                                    Contracts

1. Fund Administration and Transfer Agency Agreement (as amended and restated) dated as of January 1, 2005 by and among Gartmore Mutual Funds, an Ohio business trust, Gartmore SA Capital Trust, a Delaware statutory trust, and Gartmore Investor Services, Inc., an Ohio corporation

2.       [Insert List of Dealer Agreements]

3.       [Insert List of Servicing Agreements]

4. Underwriting Agreement dated as of October 1, 2002 between Gartmore Distribution Services, Inc., a Delaware corporation ("GDS"), and Gartmore Mutual Funds, an Ohio business trust ("GMF"), as amended by Schedule A between GDS and GMF effective December 29, 2004

5. Amended and Restated Global Custody Agreement dated as of _______________ between Gartmore Mutual Funds, an Ohio business trust, and JPMorgan Chase Bank, and all riders thereto

6. Joint Insured Bond Agreement dated as of March 31, 2003 between Gartmore Mutual Funds, an Ohio business trust, and Gartmore Variable Insurance Trust

7. Joint Liability Insurance Agreement dated October 30, 2003 between Gartmore Mutual Funds, an Ohio business trust, Gartmore Variable Insurance Trust and Gartmore Mutual Funds II, Inc.

8.       Administrative Services Plan and Services Agreement dated May 9, 1998

9.       Amended Administrative Services Plan effective December 29, 2004

10. Services Agreement dated November 1, 2001 between Gartmore Mutual Funds and BISYS